Exhibit 4.3

Execution Copy

GUARANTEE AND COLLATERAL AGREEMENT

made by

GRAPHIC PACKAGING CORPORATION

RIVERWOOD ACQUISITION SUB LLC

GPI HOLDING, INC.

GRAPHIC PACKAGING INTERNATIONAL, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK

as Administrative Agent

Dated as of August 8, 2003

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS
1.1	Definitions
1.2	Other Definitional Provisions

SECTION 2.	GUARANTEE
2.1	Guarantee
2.2	Right of Contribution
2.3	No Subrogation
2.4	Amendments, etc. with respect to the Obligations
2.5	Guarantee Absolute and Unconditional
2.6	Reinstatement
2.7	Payments

SECTION 3.	GRANT OF SECURITY INTEREST
3.1	Grant
3.2	Pledged Collateral
3.3	Certain Exceptions

SECTION 4.	REPRESENTATIONS AND WARRANTIES
4.1	Representations and Warranties of Each Guarantor
4.2	Representations and Warranties of Each Grantor
4.3	Representations and Warranties of Each Pledgor

SECTION 5.	COVENANTS
5.1	Covenants of Each Guarantor
5.2	Covenants of Each Grantor
5.3	Covenants of Each Pledgor
5.4	Covenants of Holding, Merger Sub and GPI Holding

SECTION 6.	REMEDIAL PROVISIONS
6.1	Certain Matters Relating to Accounts
6.2	Communications with Obligors; Grantors Remain Liable
6.3	Pledged Stock
6.4	Proceeds to be Turned Over To Administrative Agent
6.5	Application of Proceeds
6.6	Code and Other Remedies
6.7	Registration Rights
6.8	Waiver; Deficiency

SECTION 7.	THE ADMINISTRATIVE AGENT
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.
7.2	Duty of Administrative Agent
7.3	Execution of Financing Statements

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7.4	Authority of Administrative Agent
7.5	Right of Inspection

SECTION 8.	NON-LENDER SECURED PARTIES
8.1	Rights to Collateral
8.2	Appointment of Agent
8.3	Waiver of Claims

SECTION 9.	MISCELLANEOUS
9.1	Amendments in Writing
9.2	Notices
9.3	No Waiver by Course of Conduct; Cumulative Remedies
9.4	Enforcement Expenses; Indemnification
9.5	Successors and Assigns
9.6	Set-Off
9.7	Counterparts
9.8	Severability
9.9	Section Headings
9.10	Integration
9.11	GOVERNING LAW
9.12	Submission To Jurisdiction; Waivers
9.13	Acknowledgments
9.14	WAIVER OF JURY TRIAL
9.15	Additional Granting Parties
9.16	Releases

SCHEDULES

1	Notice Addresses of Guarantors
2	Pledged Securities
3	Perfection Matters
4	Location of Jurisdiction of Organization
5	Intellectual Property
6	Contracts

ANNEXES

1A	Acknowledgement and Consent of Issuers who are not Granting Parties
1B	Acknowledgement and Consent of PBGC
2	Assumption Agreement

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 8, 2003, made by GRAPHIC PACKAGING CORPORATION, a Delaware corporation (“Holding”), RIVERWOOD ACQUISITION SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of Holding (“Merger Sub”), GPI HOLDING, INC., a Colorado corporation (“GPI Holding”), GRAPHIC PACKAGING INTERNATIONAL, INC., a Delaware Corporation and a wholly owned subsidiary of GPI Holding (the “Borrower”), and certain other Subsidiaries of the Borrower that are signatories hereto, in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement, dated as of August 8, 2003 (as amended, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing all or any portion of the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among the Borrower, the Administrative Agent, Deutsche Bank Securities Inc., as syndication agent, and the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower is a member of an affiliated group of companies that includes Holding, Merger Sub, GPI Holding, the Borrower’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Borrower (other than any Receivables Subsidiary or any Subsidiary of a Foreign Subsidiary) that becomes a party hereto from time to time after the date hereof (the Borrower, Holding, Merger Sub, GPI Holding, and such Domestic Subsidiaries, collectively, the “Granting Parties”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of extensions of credit under the Credit Agreement will be used in part to make valuable transfers to one or more of the Granting Parties in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder, each Granting Party hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1                                 Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code (as defined below) are used herein as so defined: Chattel Paper, Documents, Electronic Chattel Paper, Equipment, Farm Products and Fixtures.

(b)                                 The following terms shall have the following meanings:

“Accounts”:  all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor, but in any event excluding all Accounts that have been sold or otherwise transferred in connection with a Permitted Receivables Transaction.

“Accounts Receivable”:  any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Bankruptcy Case”:  (i) Holding or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holding or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holding or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Borrower Obligations”:  the collective reference to all obligations and liabilities of the Borrower in respect of the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents, any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or a banking affiliate of any Lender, any Guarantee Obligations of Holding or any of its Subsidiaries referred to in subsection 8.4(b) of the Credit Agreement as to which any Lender is a beneficiary, the provision of cash management services by any Lender or an Affiliate thereof to the Borrower or any Subsidiary thereof, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to an Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any person who was at the time of entry into such agreement a Lender or a banking affiliate of any Lender, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

“Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”:  as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16(d), “Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral Account Bank”:  (i) JPMorgan Chase Bank, (ii) Mellon Financial Services Corporation or an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and notified to the Administrative Agent in writing promptly following such selection.

“Collateral Proceeds Account”:  the cash collateral account established by the relevant Grantor at an office of the Collateral Account Bank in the name of the Administrative Agent.

“Commitments”:  the collective reference to the Revolving Credit Commitments and the Swing Line Commitment.

“Contracts”:  with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right to use any Copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Borrower, including, without limitation, any license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Deposit Accounts”:  with respect to any Grantor, all deposit accounts (as defined by the Code) of such Grantor that are maintained pursuant to a Lockbox System.

“Excluded Agreements”: as defined in subsection 3.3(a).

 “General Fund Account”:  with respect to any Grantor, the general fund account of such Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“General Intangibles”:  all “general intangibles”, as that term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

“Granting Parties”:  as defined in the recitals hereto.

“Grantor”:  the Borrower and each Domestic Subsidiary of the Borrower that from time to time is a party hereto (it being understood that no Receivables Subsidiary or Subsidiary of a Foreign Subsidiary shall be required to be or become a party hereto).

“Graphic Retirement Plan”:  the Graphic Packaging Corporation Retirement Plan (the obligations under which have been assumed by the Borrower).

“Guarantor”:  each Granting Party other than the Borrower.

“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Instruments”:  has the meaning specified in the Code, but excluding the Pledged Securities.

“Intellectual Property”:  with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

“Intercompany Note”:  with respect to any Grantor, any promissory note in a principal amount in excess of $5,000,000 evidencing loans made by such Grantor to Holding or any of its Subsidiaries.

“Inventory”:  with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”:  the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successor contemplated by subsection 8.5 of the Credit Agreement) .

“Lockbox System”:  the system, if any, of lockboxes and related deposit accounts established and maintained pursuant to subsection 6.1(c) of this Agreement.

“Non-Lender Secured Parties”:  the collective reference to (i) the PBGC and (ii) any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement secured hereby, was a Lender or a banking affiliate of any Lender and their respective successors and assigns.

“Obligations”:  (i) in the case of the Borrower, its Borrower Obligations and the PBGC Amount owing to the PBGC and (ii) in the case of each Guarantor, the Guarantor Obligations of such Guarantor.

“Patent Licenses”:  with respect to any Grantor, all United States written license  agreements of such Grantor with any other Person that is not an Affiliate or a Subsidiary of the Borrower or such Grantor, in connection with any of the Patents of such Grantor or such other Person’s patents, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

 “PBGC Amount”:  at any date, the lesser of (i) $34,000,000 and (ii) the unfunded benefit liabilities (as defined in 29 U.S.C. § 1301(a)(18)) of the Graphic Retirement Plan as of such date.

“Pledged Collateral”:  as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to such Pledgor.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary or (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary, pursuant to this Agreement).

“Pledgor”:  Holding (with respect to the Pledged Stock of Merger Sub), Merger Sub (with respect to the Pledged Stock of GPI Holding), GPI Holding (with respect to the Pledged Stock of the Borrower), the Borrower (with respect to Pledged Stock of the entities listed on Schedule 2 hereto under the name of the Borrower and any other Pledged Securities held by the Borrower) and any other Granting Party (with respect to Pledged Securities held by such Granting Party); provided that, in the event of a merger of Holding and Merger Sub, Holding will be the Pledgor with respect to the Pledged Stock of GPI Holding.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Relevant Secured Parties”:  the collective reference to (i) the Administrative Agent, (ii) the Lenders (including, without limitation, the Issuing Lender and the Swing Line Lender), (iii) with respect to any Interest Rate Protection Agreement or Permitted Hedging Arrangement with Holding or any of its Subsidiaries, any counterparty thereto that, at the time such agreement or arrangement was entered into, was a Lender or a banking affiliate of any Lender, (iv) any Lender or Affiliate thereof which provides cash management services to the Borrower or any of its Subsidiaries, and (v) their respective successors and assigns.

“Secured Parties”:  the collective reference to (i) the Administrative Agent, (ii) the Lenders (including, without limitation, the Issuing Lender and the Swing Line Lender), (iii) with respect to any Interest Rate Protection Agreement or Permitted Hedging Arrangement with Holding or any of its Subsidiaries, any counterparty thereto that, at the time such agreement or arrangement was entered into, was a Lender or a banking affiliate of any Lender, (iv) any Lender or Affiliate thereof which provides cash management services to the Borrower or any of its Subsidiaries, (v) with respect to the PBGC Amount only, the PBGC, and (vi) their respective successors and assigns.

“Security Collateral”:  with respect to any Granting Party, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

“Trade Secrets”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor with any other Person who is not an Affiliate or a Subsidiary of the Borrower or such Grantor in connection with any of the Trademarks of such Grantor or such other Person’s names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2                                 Other Definitional Provisions.  (a)  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d)                                 All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2.  GUARANTEE

2.1                                 Guarantee.  (a)                   Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Relevant Secured Parties, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors.

(c)                                  Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor as permitted under the Credit Agreement.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Relevant Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Loans, any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor as permitted under the Credit Agreement.

2.2                                 Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 2.3.  The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Relevant Secured Parties, and each

Guarantor shall remain liable to the Administrative Agent and the other Relevant Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3                                 No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Relevant Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Relevant Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Relevant Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Relevant Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full or any Letter of Credit shall remain outstanding or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Relevant Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4                                 Amendments, etc. with respect to the Obligations.  To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any other Relevant Secured Party may be rescinded by the Administrative Agent or such other Relevant Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Administrative Agent or any other Relevant Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or the Required Collateral Release Lenders under the Credit Agreement, or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Relevant Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.5                                 Guarantee Absolute and Unconditional.  Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Relevant Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Relevant Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment.  Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following:  (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Relevant Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Relevant Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Security Collateral, (e) any change in the structure or existence of the Borrower, (f) any application of Security Collateral to any of the Obligations or (g) any other circumstance whatsoever (other than payment in full of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Relevant Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Relevant Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other

Relevant Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                                 Reinstatement.  The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Relevant Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                                 Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars, at the Administrative Agent’s office specified in subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Guarantor from time to time in accordance with subsection 11.2 of the Credit Agreement.

SECTION 3.  GRANT OF SECURITY INTEREST

3.1                                 Grant.  Each Granting Party that is a Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of its business, to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3.  The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Contracts;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                    all Equipment (other than Vehicles);

(g)                                 all General Intangibles;

(h)                                 all Instruments;

(i)                                     all Intellectual Property;

(j)                                     all Inventory;

(k)                                  all books and records pertaining to any of the foregoing;

(l)                                     the Collateral Proceeds Account; and

(m)                               to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock).

3.2                                 Pledged Collateral.  Each Granting Party that is a Pledgor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Collateral and other Investment Property of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

3.3                                 Certain Exceptions.  No security interest is or will be granted pursuant hereto in any right, title or interest of any Granting Party under or in:

(a)                                  any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements with or issued by Persons other than a Subsidiary of the Borrower (collectively, “Excluded Agreements”) that would otherwise be included in the Security Collateral (and such Excluded Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Excluded Agreements;

(b)                                 any Equipment that would otherwise be included in the Security Collateral (and such Equipment shall not be deemed to constitute a part of the Security Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement;

(c)                                  any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Permitted Receivables Transaction or a Sale and Leaseback Transaction permitted under subsection 8.12 of the Credit Agreement, or is subject to any Liens permitted under subsection 8.3(m), 8.3(p) and 8.3(t) of the Credit Agreement, or constitutes the Proceeds or products of any property that has been so sold or otherwise transferred; or

(d)                                 the Capital Stock or assets of Golden Properties or Kalamazoo Valley Partnership.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

4.1                                 Representations and Warranties of Each Guarantor.  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2                                 Representations and Warranties of Each Grantor.  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.2.1                        Title; No Other Liens.  Except for the security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, subsection 8.3 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens.  Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of such Grantor’s Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.

4.2.2                        Perfected First Priority Liens.  (a)  This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)  Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights reserved in favor of the United States government as required by law (if any), upon the completion of the Filings, and the delivery to and continuing possession by the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the Administrative Agent of all Deposit Accounts, the Collateral Proceeds Account and Electronic Chattel Paper a security interest in which is perfected by “control”, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”:  the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”:  the financing statements delivered to the Administrative Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 3.

“Ordinary Course Transferees”:  (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Permitted Liens”:  Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.

“Specified Assets”:  the following property and assets of such Grantor:

(1)  Equipment constituting Fixtures;

(2)  Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole;

(3)  Copyrights and Copyright Licenses and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

(4)  uncertificated securities;

(5)  Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia;

(6)  contracts, Accounts or receivables subject to the Assignment of Claims Act;

(7)  goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; and

(8)  Proceeds of Accounts, receivables or Inventory which do not themselves constitute Collateral or which have not been transferred to or deposited in the Collateral Proceeds Account (if any).

4.2.3                        Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4                        Farm Products.  None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5                        Accounts Receivable.  The amount represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.  Unless otherwise indicated in writing to the Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor.  Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Administrative Agent in writing.

4.2.6                        Patents and Trademarks.  Schedule 5 lists all material Trademarks and material Patents, in each case, registered in the United States Patent and Trademark Office and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

4.2.7                        Copyrights.  As of the date hereof, such Grantor does not own any Copyrights registered in the United States Copyright Office or exclusive Copyright Licenses for registered copyrights which are material to the business of such Grantor and its Subsidiaries, taken as a whole.

4.3                                 Representations and Warranties of Each Pledgor.  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder, each Pledgor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.3.1                        Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of shares of a Foreign Subsidiary such percentage (not more than 65%) as is specified on Schedule 2 of the issued and outstanding shares of each class of the Capital Stock of such Foreign Subsidiary owned by such Pledgor.

4.3.2                        All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

4.3.3                        Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement.

4.3.4                        Upon delivery to the Administrative Agent of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Administrative Agent, will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5                        Upon the filing of financing statements in the appropriate jurisdictions under the Code, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5.  COVENANTS

5.1                                 Covenants of Each Guarantor.  Each Guarantor covenants and agrees with the Administrative Agent and the other Relevant Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of in accordance with the terms of the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2                                 Covenants of Each Grantor.  Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of in accordance with the terms of the Credit Agreement:

5.2.1                        Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Administrative Agent, for the ratable benefit of the Secured Parties.  In the event that an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.  Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.

5.2.2                        Maintenance of Insurance.  (a)                             Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring such Grantor’s Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

(b)                                 All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Administrative Agent.

5.2.3                        Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

5.2.4                        Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest having at least the priority described in subsection 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)  Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Administrative Agent may reasonably request in writing, all in reasonable detail.

(c)  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.2.5                        Changes in Name, etc.  Such Grantor will not, except upon not less than 30 days’ prior written notice to the Administrative Agent, change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading; provided that, promptly after receiving a written request therefor from the Administrative Agent, such Grantor shall deliver to the Administrative Agent all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

5.2.6                        Notices.  Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)                                  any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor’s Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

5.2.7                        Pledged Stock.  In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.8                        Accounts Receivable.  (a)  Other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

(b)  Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

5.2.9                        Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

5.2.10                  Acquisition of Intellectual Property.  Within 90 days after the end of each calendar year, such Grantor will notify the Administrative Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably requested by the Administrative Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Administrative Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable office).

5.2.11                  Protection of Trade Secrets.  Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

5.3                                 Covenants of Each Pledgor.  Each Pledgor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of as permitted under the terms of the Credit Agreement:

5.3.1                        Additional Shares.  If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Borrower in accordance with the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2                        Maintenance of Pledged Stock.  Without the prior written consent of the Administrative Agent, such Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof or (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law.

5.3.3                        Maintenance of  First Priority Security Interest.  Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a perfected security interest having at least the priority described in subsection 4.3.4 or 4.3.5, as applicable, and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

5.4                                 Covenants of Holding, Merger Sub and GPI Holding.  Each of Holding, Merger Sub and GPI Holding covenants and agrees with the Administrative Agent and the other Relevant Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, such Person shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (i) transactions contemplated by the Loan Documents or the provision of administrative, legal, accounting and management services to, or on behalf of, any of its Subsidiaries, (ii) the ownership of the Capital Stock of Merger Sub (with respect to Holding), of GPI Holding (with respect to Merger Sub), and the Borrower (with respect to GPI Holding), the sale and transfer of such ownership interests (to the extent not prohibited by the Credit Agreement) and the exercise of rights and performance of obligations in connection therewith; provided that (A) in the event of a merger of Holding and Merger Sub, Holding shall be permitted to own the Capital Stock of GPI Holding and (B) until the consummation of the ACX Liquidation Transaction, GPI Holding shall be permitted to own the Capital Stock of ACX (UK) Limited, (iii) the entry into, and exercise of rights and performance of obligations in respect of (A) the Transaction Documents, this Agreement and any other Loan Document to which it is a party; any other agreement to which it is a party on the date hereof; the Existing RIC Holding Indebtedness, the 2002 Senior Subordinated Note Documents, 2003 Senior Note Documents, 2003 Senior Subordinated Note Documents or any guarantee thereof; and any guarantee of Indebtedness or other obligations of any of its Subsidiaries permitted pursuant to the Loan Documents; in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of it or any Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of the Management Subscription Agreements, (iv) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, (v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws (or, in the case of Merger Sub, comparable governing documents), or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans to or other Investments in, or incurrence of Indebtedness from, its Subsidiaries as and to the extent not prohibited by the Credit Agreement, (xi) the merger of Merger Sub with and into Holding, and (xii) other activities incidental or related to the foregoing.

SECTION 6.  REMEDIAL PROVISIONS

6.1                                 Certain Matters Relating to Accounts.  (a)  At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts Receivable in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable.

(b)                                 Any Proceeds constituting collections of Accounts Receivable of any Grantor, if and when collected and received by such Grantor (including upon the transfer thereof directly to such Grantor for any collection agent in respect of any Permitted Receivables Transaction but excluding any such collections through the Lockbox System), shall forthwith (and, in any event, within two Business Days of receipt by such Grantor) be deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account of such Grantor maintained by the Collateral Account Bank; provided that Proceeds of Accounts Receivable of such Grantor need only be transferred to the Collateral Proceeds Account of such Grantor to the extent that the aggregate balance thereof exceeds $250,000 at any time.  Until so turned over, all such payments shall be held by such Grantor in trust for the benefit of the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor.  All Proceeds constituting collections of Accounts Receivable of such Grantor while held by the Collateral Account Bank (or by such Grantor in trust for the benefit of the Administrative Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations of such

Grantor and shall not constitute payment thereof until applied as hereinafter provided.  At any time when an Event of Default has occurred and is continuing, at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the funds of such Grantor on deposit in the Collateral Proceeds Account to the payment of the Obligations of such Grantor then due and owing, such application to be made in the order of priority set forth in subsection 6.5 hereof.  So long as no Event of Default has occurred and is continuing, the funds on deposit in each Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d).  At any time from time to time after the occurrence and during the continuance of an Event of Default and at the Administrative Agent’s request, such Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts Receivable of such Grantor, including, without limitation, all original orders, invoices and shipping receipts related to such Accounts Receivable.

(c)                                  Lockbox System.  (i)  Solely to the extent required under subsection 8.18(a) of the Credit Agreement, on or prior to the date required pursuant to such subsection 8.18(a), each Grantor shall (subject to subsection 8.18(a) of the Credit Agreement) establish or cause to be established in the name of the Administrative Agent, and subject to the control of the Administrative Agent pursuant to the Lockbox Agreements, for the benefit of the Administrative Agent and the other Secured Parties, the Lockbox System into which the Proceeds of all Accounts Receivable of such Grantor (except as permitted under and in accordance with subsection 8.18(a) of the Credit Agreement) shall be deposited and forwarded to the Collateral Account Bank in accordance with and to the extent and when required under the Lockbox Agreements.  On or after the date, if any, on which such Grantor is required to establish any Lockbox System, for so long as such Grantor is required to maintain such system (subject to subsection 8.18(a) of the Credit Agreement), (x) such Grantor shall ensure that all account debtors in respect of the Accounts Receivable of such Grantor payable in Dollars shall have been given instructions reasonably satisfactory to the Administrative Agent directing such account debtors to make all payments on such Accounts Receivable by means of deposits into the Lockbox System, (y) without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), such Grantor shall not, in a manner materially adverse to the Secured Parties, change the form of any such instructions given to account debtors, and (z) unless and until the Administrative Agent shall have advised such Grantor to the contrary, such Grantor shall, and the Administrative Agent hereby authorizes such Grantor to, enforce and collect all amounts owing on the Accounts Receivable of such Grantor, for the benefit and on behalf of the Administrative Agent and the other Secured Parties; provided, however, that such privilege shall automatically be suspended upon the occurrence and during the continuance of an Event of Default specified in subsection 9(f) of the Credit Agreement with respect to such Grantor and may at the option of the Administrative Agent be terminated upon the occurrence and during the continuance of any other Event of Default.

(ii)                                  All Proceeds of Accounts Receivable of such Grantor which have been received on any Business Day through the Lockbox System will be transferred into the Collateral Proceeds Account of such Grantor on such Business Day to the extent required by the applicable Lockbox Agreement.  All Proceeds of such Accounts Receivable received on any Business Day by the Collateral Account Bank pursuant to paragraph (b) above will be transferred into such Collateral Proceeds Account on such Business Day.  Such Collateral Proceeds Account is, and shall remain, under the sole dominion and control of the Administrative Agent.  Each Grantor acknowledges and agrees that (A) except as provided in clause (d) below, such Grantor has no right of withdrawal from its Collateral Proceeds Account, (B) the funds on deposit in its Collateral Proceeds Account shall be collateral security for all of its Obligations and (C) upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the funds on deposit in its Collateral Proceeds Account may be applied by the Administrative Agent to the payment of its Obligations then due and owing, such application to be made in the order of priority set forth in subsection 6.5 hereof.

(iii)                               Notwithstanding the other provisions of this subsection 6.1(c), in the event that Holding or any of its Subsidiaries shall enter into a Permitted Receivables Transaction, such Grantor shall have no obligation to establish or maintain any Lockbox System, and the Administrative Agent shall take all such actions and execute and deliver all such releases, termination agreements, and other documents and instruments as may be necessary or reasonably requested by such Grantor to evidence and provide for the termination of any Lockbox System then in existence; provided that such Grantor shall take all reasonable actions and make all reasonable alternative arrangements as the Administrative Agent may reasonably request to provide for the periodic deposit into the Collateral Proceeds Account of such Grantor of Proceeds of all Accounts Receivable of such Grantor constituting Collateral after such Proceeds shall have been received by such Grantor, and for the Administrative Agent to have a commercially reasonable degree of control over such Proceeds prior to the deposit thereof into such Collateral Proceeds Account.

(d)                                 General Fund Account.  So long as no Event of Default has occurred and is continuing, and whether or not any Lockbox System shall have been established and maintained, the Administrative Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account.  In the event that an Event of Default has occurred and is continuing, the Administrative Agent and the Grantors agree that the Administrative Agent, at its option, may require that each Collateral Proceeds Account be established at JPMorgan Chase Bank.  Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

(e)                                  Restructuring of Deposit Accounts.  If after the Closing Date the relevant Grantor demonstrates to the Administrative Agent, and the Administrative Agent in its sole discretion agrees, that the costs associated with maintaining both a Collateral Proceeds Account and a General Fund Account outweigh any benefits to the Secured Parties in terms of any additional protection to their rights in such Grantor’s Collateral that could not be achieved with the use of a single account, then upon the request of such Grantor, the Administrative Agent may amend this Agreement to delete the requirement that a separate General Fund Account be maintained and provide that such Grantor be entitled to withdraw funds on deposit in such Collateral Proceeds Account at any time so long as no Event of Default has occurred and is continuing.

6.2                                 Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b)                                 Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3                                 Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of Section 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Administrative Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c)                                  Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

6.4                                 Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable, if an Event of Default shall occur and be continuing, and the Administrative Agent shall have instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5

6.5                                 Application of Proceeds.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Credit Agreement) received by the Administrative Agent (whether from the relevant Granting Party or otherwise) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations of the relevant Granting Party, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Agreement, the Credit Agreement, or any other Loan Document;

SECOND, to the ratable satisfaction of all other Obligations of the relevant Granting Party; and

THIRD, to the relevant Granting Party or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

Notwithstanding the foregoing, it is agreed that any Proceeds consisting of adequate protection payments received in respect of any Granting Party’s Collateral by the Administrative Agent prior to the termination by the PBGC of the Graphic Retirement Plan shall be held by the Administrative Agent for the benefit of the Relevant Secured Parties as collateral security for the Obligations of such Granting Party owing to the Relevant Secured Parties (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against such Obligations then due and owing in the foregoing order of priority (with each reference to the Obligations of the relevant Granting Party being deemed to refer to the Obligations of the relevant Granting Party owing to the Relevant Secured Parties).  It is further agreed that adequate protection payments made on account of the Graphic Retirement Plan prior to the termination by the PBGC of such Plan shall not constitute Proceeds subject to this Section 6.5.

6.6                                 Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code or any other applicable law.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Permitted Receivables Transaction) collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released.  Each Granting Party further agrees, at the Administrative Agent’s request (subject to the terms of any documentation governing any Permitted Receivables Transaction), to assemble the Security Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Administrative Agent account for the surplus, if any, to such Granting Party.  To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Administrative Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 Solely in connection with Collateral located in the State of Louisiana, for purposes of executory process under applicable Louisiana law,  each Granting Party hereby acknowledges the indebtedness owed under the Obligations of such Granting Party, CONFESSES JUDGMENT thereon and consents that judgment be rendered and signed, whether during the court’s term or during vacation, in favor of the Administrative Agent, for the benefit of the Secured Parties, for the full amount of such Obligations, including but not limited to, amounts due and payable under the Credit Agreement, any Notes or any of the other Loan Documents in principal, interest, and attorneys’ fees, together with all charges and expenses whatsoever pursuant to this Agreement and the Credit Agreement.  Upon the occurrence and during the continuance of an Event of Default, and in addition to all of its rights, powers and remedies under this Agreement and applicable law, the Administrative Agent may, at its option, cause all or any part of the Security Collateral of such Granting Party to be seized and sold under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon such Obligations, without appraisement to the highest bidder, for cash or under such terms as the Administrative Agent deems acceptable.  Each Granting Party hereby waives all and every appraisement of the Administrative Agent and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Security Collateral of such Granting Party seized and sold under executory or other legal process.  Each Granting Party agrees to waive, and does hereby specifically waive:

(i)                                     the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

(ii)                                  the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

(iii)                               the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

(iv)                              the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

(v)                                 the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure;

(vi)                              the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure relating to the foreclosure of movable or immovable property not specifically mentioned above; and

(vii)                           all rights of division and discussion with respect to the Obligations of such Granting Party.

In the event the Administrative Agent elects, at its option, to enter suit via ordinaria on the Obligations of such Granting Party, in addition to the foregoing confession of judgment, such Granting Party hereby waives citation, other legal process and legal delays and hereby consents that judgment for the unpaid principal due on such Obligations, together with interest, attorneys’ fees, costs and other charges that may be due on such Obligations, be rendered and signed immediately.

6.7                                 Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6(a), and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and

Exchange Commission applicable thereto.  Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                                 Such Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                                  Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8                                 Waiver; Deficiency.  Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of such Granting Party and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7.  THE ADMINISTRATIVE AGENT

7.1                                 Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Granting Party hereby irrevocably constitutes and appoints the Administrative Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this

Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Administrative Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default.  Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6(a) or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     subject to the terms of any documentation governing any Permitted Receivables Transaction, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)                                  in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to such Grantor to evidence the Administrative Agent’s and the Lenders’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)                              subject to the terms of any documentation governing any Permitted Receivables Transaction, (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                                 The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Administrative Agent on demand.

(c)                                  Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

7.2                                 Duty of Administrative Agent.  (a)  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

(b)  Solely in connection with Collateral located in the State of Louisiana, and pursuant to the authority contained in La.R.S. 9:5136 through 9:5140.1, each Granting Party and the Administrative Agent do hereby expressly designate the Administrative Agent or its designee to be keeper or receiver (“Keeper”) for the benefit of the Administrative Agent or any assignee of the Administrative Agent, such designation to take effect immediately upon any seizure of any of the Security Collateral of such Granting Party under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Administrative Agent.  The Keeper shall be entitled to be paid its reasonable fees and expenses (not to exceed five percent (5%) of the amount due or sued for or claimed or sought to be protected, preserved or enforced in the proceeding for the recognition of the security interest created hereby), and the payment of such fees shall be secured by the security interest in the Security Collateral granted in this Agreement.

7.3                                 Execution of Financing Statements.  Pursuant to any applicable law, each Granting Party authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Granting Party authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.  The Administrative Agent agrees to notify the relevant Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4                                 Authority of Administrative Agent.  Each Granting Party acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Granting Parties the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5                                 Right of Inspection.  Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Administrative Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the  Administrative Agent, at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Administrative Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

SECTION 8.  NON-LENDER SECURED PARTIES

8.1                                 Rights to Collateral.  (a)  The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following:  (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holding or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) in the case of the PBGC, receive any adequate protection payments received by the Administrative Agent prior to the termination of the Graphic Retirement Plan (it being understood and agreed that (A) any adequate protection payments received by the Administrative Agent on or after the termination by the PBGC of the Graphic Retirement Plan shall be deemed to be Proceeds of the Collateral and applied in accordance with Section 6.5 and (B) any adequate protection payments made on account of the Graphic Retirement Plan prior to the termination of such Plan by the PBGC shall not constitute Proceeds for purposes of Section 6.5); (vi) oppose any sale, transfer or other disposition of the Collateral; (vii) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (viii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (ix) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)                                 Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Administrative Agent and the Lenders, with the consent of the Administrative Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.  The Non-Lender Secured Parties hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holding or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c)                                  Notwithstanding any provision of this subsection 8.1, (i) the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties and (ii) the PBGC shall have the right to pursue any remedies it may have against the Borrower in accordance with ERISA and other applicable law.

(d)                                 Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Administrative Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2                                 Appointment of Agent.  Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Administrative Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the Administrative Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Administrative Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral.  It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable.

8.3                                 Waiver of Claims.  To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Administrative Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.  Neither the Administrative Agent nor any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holding, any Subsidiary of Holding, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.

SECTION 9.  MISCELLANEOUS

9.1                                 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Administrative Agent, provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

9.2                                 Notices.  All notices, requests and demands to or upon the Administrative Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.

9.3                                 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4                                 Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Relevant Secured Party and the Administrative Agent for all their respective reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Relevant Secured Parties and the Administrative Agent.

(b)  Each Guarantor agrees to pay, and to save the Administrative Agent and the Relevant Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Administrative Agent or any Relevant Secured Party.

(c)  The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5                                 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Administrative Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6                                 Set-Off.  Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Relevant Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account and the General Fund Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Relevant Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Relevant Secured Party may elect.  The Administrative Agent and each other Relevant Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Relevant Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each other Relevant Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Relevant Secured Party may have.

9.7                                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9                                 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10                           Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11                           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12                           Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Administrative Agent (in the case of any other party hereto) or the Borrower (in the case of the Administrative Agent) shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

9.13                           Acknowledgments.  Each Guarantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any other Relevant Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Relevant Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14                           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15                           Additional Granting Parties.  Each new Domestic Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(b) of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.  Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Borrower pursuant to subsection 7.9(b) of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement in the form of Annex 2 hereto.

9.16                           Releases.  (a)  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than (i) any Obligations in respect of the PBGC Amount and (ii) any Obligations owing to a Non-Lender Secured Party in respect of the provision of cash management services) then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties.  At the request and sole expense of any Granting Party following any such termination, the Administrative Agent shall deliver to such Granting Party any Security Collateral held by the Administrative Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.

(b)                                 In connection with any sale or other disposition of Security Collateral permitted by the Credit Agreement, the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released.  In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Security Collateral permitted under the Credit Agreement, the Administrative Agent shall, upon receipt from the Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Security Collateral, as applicable, as such Granting Party may reasonably request.

(c)                                  The PBGC acknowledges that its security interests in any Collateral shall be automatically released when the Administrative Agent, for the benefit of the Lenders, releases its security interests in the same Collateral (whether before, during, or after a foreclosure) and only proceeds of foreclosures shall be shared in accordance with the terms and conditions of Section 6.5 hereof.

(d)                                 On the first date on which (i) the PBGC Amount has been paid or otherwise satisfied in full or has otherwise been reduced to zero or (ii) the outstanding Indebtedness under the Credit Agreement is rated “Baa2” or better by Moody’s and “BBB” or better by S&P, in each case with a stable outlook or better, the PBGC shall cease to be a Secured Party and the PBGC Amount, and any other amount owing by any Granting Party to the PBGC, shall cease to be Obligations secured by the Lien on the Collateral created by the Security Documents, all without delivery of any instrument or performance of any act by any party.  At the request and sole expense of any Granting Party following such date, the PBGC shall deliver to such Granting Party such documents as such Granting Party shall reasonably request to evidence the release by the PBGC of its interest in such Collateral.

[Remainder of page left blank intentionally; Signature page to follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRAPHIC PACKAGING CORPORATION

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

RIVERWOOD ACQUISITION SUB LLC

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

GPI HOLDING, INC.

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

GRAPHIC PACKAGING INTERNATIONAL, INC.

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

RIVERWOOD INTERNATIONAL MACHINERY, INC.

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

SLEVIN SOUTH COMPANY

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

GOLDEN TECHNOLOGIES COMPANY, INC.

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

GAC ALUMINUM CORPORATION

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

GOLDEN EQUITIES, INC.

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

LAUENER ENGINEERING LIMITED

By:	/s/ Edward W. Stroetz, Jr.
Name: Edward W. Stroetz, Jr.
Title: Acting General Counsel and Secretary

Acknowledged and Agreed to as of the date hereof by: JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Bruce Borden
Name:	Bruce Borden
Title:	Vice President

Annex 1A to
Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT*

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of August 8, 2003 (the “Agreement”), made by the Granting Parties parties thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.

The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

* This consent is necessary only with respect to any Issuer which is not also a Granting Party.

Annex 1B to
Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT*

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of August 8, 2003 (the “Agreement”), made by the Granting Parties parties thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

The terms of Section 8 of the Agreement shall apply to it, mutatis mutandis.

PENSION BENEFIT GUARANTY CORPORATION

By:
Name:
Title:

Address for Notices:

Fax:

* This consent is to be executed by the PBGC.

Annex 2 to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                         ,         , made by                                                             , a                              corporation (the “Additional Granting Party”), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below).  All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Graphic Packaging International, Inc., a Delaware corporation, GPI Holding (the “Borrower”), JPMorgan Chase Bank, as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and the Lenders are parties to a Credit Agreement, dated as of August 8, 2003 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holding, GPI Holding, the Borrower and certain of its Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of August 8, 2003 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

WHEREAS, the Additional Granting Party is a member of an affiliated group of companies that includes the Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including the Additional Granting Party) in connection with the operation of their respective businesses; and the Borrower and the other Granting Parties (including the Additional Granting Party) are engaged in related businesses, and each such Granting Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor](1) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor](2) thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                          to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information.  The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor],(3) contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(1)                                  Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

(2)                                  Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

(3)                                  Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTING PARTY]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by: JPMORGAN CHASE BANK, as Administrative Agent

By:
Name:
Title:

Annex 1-A to
Assumption Agreement

Supplement to
Guarantee and Collateral Agreement
Schedule 1

Supplement to
Guarantee and Collateral Agreement
Schedule 2

Supplement to
Guarantee and Collateral Agreement
Schedule 3

Supplement to
Guarantee and Collateral Agreement
Schedule 4

Supplement to
Guarantee and Collateral Agreement
Schedule 5

Supplement to
Guarantee and Collateral Agreement
Schedule 6